WEALTHFRONT CORPORATION AMENDED AND RESTATED CERTIFICATE OF INCORPORATION Wealthfront Corporation, a Delaware corporation, hereby certifies as follows: 1. The name of this corporation is “Wealthfront Corporation.” The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was January 5, 2007. This corporation was originally incorporated under the name of MAJ I, Inc. 2. The Amended and Restated Certificate of Incorporation of this corporation attached hereto as Exhibit A, which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Certificate of Incorporation of this corporation, as previously amended and/or supplemented, has been duly adopted by this corporation’s Board of Directors and by the stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, with the approval of this corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware. IN WITNESS WHEREOF, this corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct. Dated: December 15, 2025 WEALTHFRONT CORPORATION By: /s/ David Fortunato David Fortunato Chief Executive Officer and President

2 EXHIBIT A WEALTHFRONT CORPORATION AMENDED AND RESTATED CERTIFICATE OF INCORPORATION ARTICLE I: NAME The name of the corporation is Wealthfront Corporation (the “Corporation”). ARTICLE II: AGENT FOR SERVICE OF PROCESS The address of the Corporation’s registered office in the State of Delaware is 3500 South Dupont Highway, City of Dover, County of Kent, Delaware 19901, and the name of the Corporation’s registered agent in the State of Delaware at such address is Incorporating Services, Ltd. ARTICLE III: PURPOSE The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as amended from time to time, the “General Corporation Law”). ARTICLE IV: AUTHORIZED STOCK 1. Authorized Shares. 1.1. The total number of shares of all classes of capital stock that the Corporation has authority to issue is 2,100,000,000 shares comprised of: 2,000,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and 100,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”). 1.2. Irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, but subject to the rights of the holders of any series of Preferred Stock then outstanding, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by a vote of the holders of the stock of the Corporation entitled to vote thereon, voting as a single class. 1.3. For the avoidance of doubt, the Corporation expressly elects to be governed by Section 242(d) of the General Corporation Law. 2. Preferred Stock. 2.1. The Corporation’s Board of Directors (the “Board of Directors”) is authorized, subject to any limitations prescribed by the laws of the State of Delaware, by resolution or resolutions adopted from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, and, by filing a certificate of designation pursuant to the applicable laws of the State of Delaware (each such certificate, a “Certificate of Designation”), to establish from time to time the

3 number of shares to be included in each such series, to fix the designation, powers (including voting powers), preferences and relative, participating, optional or other special rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and, except where otherwise provided in the applicable Certificate of Designation, to increase (but not above the total number of authorized shares of the Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series. 2.2. Except as otherwise expressly provided in this Amended and Restated Certificate of Incorporation (as the same may be amended and/or restated from time to time, including pursuant to the terms of any Certificate of Designation designating a series of Preferred Stock, this “Certificate of Incorporation”), (i) any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and (ii) any such new series may have powers, preferences and rights, including, without limitation, voting powers, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, any series of the Preferred Stock or any future class or series of the Corporation’s capital stock. 3. Common Stock. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the Corporation’s stockholders for their vote; provided, however, that, except as otherwise required by law or this Certificate of Incorporation, holders of shares of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding class or series of Preferred Stock if the holders of such affected class or series are entitled, either separately or together as a class with the holders of one or more other such class or series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock). ARTICLE V: AMENDMENT OF BYLAWS The Board of Directors shall have the power to adopt, amend or repeal the Corporation’s Bylaws (as the same may be amended and/or restated from time to time, the “Bylaws”). Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships (the “Whole Board”). The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that except as otherwise provided in this Certificate of Incorporation, and in addition to any requirements of law, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of the Corporation’s capital stock entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the Bylaws; provided, further, that, in the case of any proposed adoption, amendment or repeal of any provision of the Bylaws that is both (i) approved by at least two-thirds of the Whole Board and (ii) submitted by the Board of Directors to the stockholders for adoption, then, except as otherwise provided in this Certificate of Incorporation, only the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the Corporation’s capital stock entitled to vote

4 thereon, voting together as a single class (in addition to any requirements of law), shall be required to adopt, amend or repeal any such provision of the Bylaws. ARTICLE VI: MATTERS RELATING TO THE BOARD OF DIRECTORS 1. Director Powers. Except as otherwise provided by the General Corporation Law or this Certificate of Incorporation, the Corporation’s business and affairs shall be managed by or under the direction of the Board of Directors. 2. Number of Directors. Subject to the special rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, the total number of directors constituting the Whole Board shall be fixed from time to time exclusively by resolution of the Board of Directors. 3. Classified Board. Subject to the special rights of the holders of one or more class or series of Preferred Stock to elect directors, the directors shall be divided, with respect to the time for which they severally hold office, into three classes, designated as Class I, Class II and Class III, respectively (the “Classified Board”). The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes of the Classified Board effective at the time the classification of the Board of Directors becomes effective. The initial term of office of the Class I directors shall expire at the Corporation’s first annual meeting of stockholders following the closing of the Corporation’s initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of Common Stock to the public (the “Initial Public Offering Closing”), the initial term of office of the Class II directors shall expire at the Corporation’s second annual meeting of stockholders following the Initial Public Offering Closing, and the initial term of office of the Class III directors shall expire at the Corporation’s third annual meeting of stockholders following the Initial Public Offering Closing. At each succeeding annual meeting of stockholders following the Initial Public Offering Closing, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders after their election. 4. Term and Removal. Each director shall hold office until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission. Subject to the special rights of the holders of any class or series of Preferred Stock, no director may be removed from the Board of Directors except for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of the Corporation’s capital stock entitled to vote generally in the election of directors, voting together as a single class. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any director. 5. Board Vacancies and Newly Created Directorships. Subject to the special rights of the holders of any class or series of Preferred Stock, any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and shall not

5 be filled by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the term of the class of director in which the vacancy or new directorship was created and shall hold office until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. 6. Vote by Ballot. Election of directors need not be by written ballot unless the Bylaws shall so provide. ARTICLE VII: LIMITATION OF LIABILITY 1. Limitation of Liability. To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. Without limiting the effect of the preceding sentence, if the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended. 2. Change in Rights. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision. ARTICLE VIII: MATTERS RELATING TO STOCKHOLDERS 1. No Action by Written Consent of Stockholders. Subject to the rights of any series of Preferred Stock then outstanding, no action shall be taken by the Corporation’s stockholders except at a duly called annual or special meeting of stockholders and no action shall be taken by the Corporation’s stockholders by written consent in lieu of a meeting. 2. Special Meeting of Stockholders. Special meetings of the Corporation’s stockholders may be called only by the Chairperson of the Board of Directors, the Corporation’s Chief Executive Officer, the Lead Independent Director (as defined in the Bylaws), or the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board and may not be called by the stockholders or any other person or persons. 3. Advance Notice of Stockholder Nominations at Annual or Special Meetings and Business Transacted at Special Meetings. Advance notice of stockholder nominations for the election of directors of the Corporation at, and of business to be brought by stockholders before, any annual or special meeting of the Corporation’s stockholders shall be given in the manner provided in the Bylaws. Business transacted at special meetings of stockholders shall be limited to the purpose or purposes stated in the notice of meeting. ARTICLE IX: INTERPRETATION 1. Ambiguity. In applying any provision set forth in this certificate that requires a determination by the Board of Directors, or in the case of an ambiguity in the application of any

6 provision set forth in this Certificate of Incorporation or in the meaning of any term or definition set forth in this Certificate of Incorporation, the Board of Directors (or an authorized committee thereof) shall have the power to determine, in its sole discretion, the application of any such provision or any such term or definition with respect to any situation based on the facts believed in good faith by it. A determination of the Board of Directors (or an authorized committee thereof) in accordance with the preceding sentence shall be conclusive and binding on the Corporation’s stockholders. Such determination shall be evidenced in a writing adopted by the Board of Directors (or an authorized committee thereof), and such writing shall be made available for inspection by any holder of the Corporation’s capital stock at the Corporation’s principal executive offices. For the avoidance of doubt, nothing in this Certificate of Incorporation shall (i) modify the fiduciary duties of directors to the Corporation and its stockholders, (ii) alter the standard of review a court of competent jurisdiction may apply to review any action, interpretation, determination or calculation (or any omission with respect to the foregoing) by the Board of Directors (or an authorized committee thereof) for compliance with the directors’ fiduciary duties to the Corporation and its stockholders or (iii) provide for an elimination or limitation of the personal liability of directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the extent not permitted by Section 102(b)(7) of the General Corporation Law. 2. Severability. If any provision of this Certificate of Incorporation shall be held to be invalid, illegal, or unenforceable, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of this Certificate of Incorporation (including without limitation, all portions of any section of this Certificate of Incorporation containing any such provision held to be invalid, illegal, or unenforceable, which is not invalid, illegal, or unenforceable) shall remain in full force and effect. ARTICLE X: AMENDMENT OF CERTIFICATE OF INCORPORATION The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that except as otherwise provided in this Certificate of Incorporation, and in addition to any other vote, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then- outstanding shares of the Corporation’s capital stock entitled to vote thereon, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Certificate of Incorporation (other than Section 1.1 of Article IV); provided, further, that, if two- thirds of the Whole Board has approved such amendment or repeal of, or adoption of any provision inconsistent with, the provisions of this Certificate of Incorporation, except as otherwise provided in this Certificate of Incorporation, then only the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the Corporation’s capital stock entitled to vote thereon, voting together as a single class (in addition to any other vote required by law), shall be required to approve such amendment or repeal of, or adoption of any provision inconsistent with, the provisions of this Certificate of Incorporation. * * * * * * * * * * *